                                                                    EXHIBIT 10.6

                                SUPPLY AGREEMENT

      This SUPPLY AGREEMENT (this "Agreement") dated October 31, 2004 (the "Effective Date") is by and between Dresser-Rand Company, a New York general partnership having its principal place of business at Paul Clark Drive, P.O. Box 560, Olean, NY 14760 ("Seller"), and Ingersoll-Rand Company, a New Jersey corporation having a place of business at 800-D Beaty St., Davidson, NC 28036 ("Buyer").

      WHEREAS, Seller desires to supply and sell to Buyer, and Buyer desires to acquire and purchase from Seller, the frame/running-gear/crankshaft assemblies for Ingersoll-Rand's Pet Star 4 product (the "Products").

      NOW, THEREFORE, in consideration of the foregoing mutual premise and the mutual promises contained in this Agreement, Seller and Buyer agree as follows:

      1. TERM. The term of this Agreement will commence as of the Effective Date and will continue until December 31, 2009, unless earlier terminated in accordance with the terms herein.

      2. PURCHASE ORDERS. Buyer shall submit written purchase orders for the Products to be supplied by Seller pursuant to this Agreement. Each purchase order shall specify the type and quantity of the Products to be supplied and the delivery date. As soon as practicable after its receipt of each purchase order, Seller shall acknowledge its acceptance of the purchase order by the issuance of its order acknowledgment form. Acceptance of each purchase order is subject to the terms and conditions of this Agreement. Any additions, deletions or differences in the terms and conditions of this Agreement (whether contained in Buyer's purchase order or otherwise) which are proposed by Buyer are objected to and hereby rejected unless Seller otherwise specifically agrees in writing.

      3.    PURCHASE PRICES.

            (a) The prices for the Products shall be a "not to exceed" base price of $23,000 per unit with escalations as follows: 2005 - 0%, 2006 - 3%, 2007 - 3%, 2008 - 5%, 2009 - 5%.

            (b) Unless otherwise explicitly specified by Seller in its order acknowledgment form, (i) all Purchase Prices are in U.S. dollars, (ii) all Purchase Prices are F.O.B. Seller's place of business or designated destination and (iii) all transportation and other charges are the responsibility of Buyer, including any increase or decrease in such charges prior to shipment. All shipping and transportation arrangements shall be made by Buyer. Unless Seller otherwise agrees in writing, Buyer shall bear all risk of loss and damage in transit. Seller warrants and guarantees to Buyer that when title to the Products passes to Buyer, such title shall be good and marketable title, free and clear of liens and encumbrances.

      4. TAXES; DUTIES. Any prices for Products quoted hereunder do not include any federal, state or other taxes or any applicable duties, import or export fees or similar charges. Wherever applicable, such charges will be added to the invoice as a separate charge to be paid by Buyer. In any event, however, Buyer shall have sole responsibility for the payment of all taxes, duties, fees and similar charges arising directly from the sale of Products pursuant to this Agreement. Notwithstanding the foregoing, Buyer shall not be obligated for the payment of any taxes of the Seller that are measured by or in any way attributable to the income derived from the transactions contemplated by this Agreement.

      5. PAYMENT. Seller shall render invoices to Buyer at the time of shipment of each purchase order. Invoices will be dated the day of shipment and at Buyer's request will be transmitted via fax to Buyer's offices. Terms of payment are net 30 days.

      6. DEFAULT; CURE. In the event either party shall default under any obligation of such party hereunder, the non-defaulting party shall provide the defaulting party with notice thereof and the defaulting party shall have thirty
(30) days from the date of such notice to cure any such default that is capable of cure within said period, failing which the non-defaulting party shall have the right to terminate this Agreement from and after the 31st day following the date of the notice of default. Notwithstanding the foregoing, in the event of a payment default the period to cure such default shall be ten (10) business days. Notice of a default shall be a condition precedent to any termination of this Agreement by reason thereof.

      7. FORCE MAJEURE. Neither party hereto shall be liable to the other for any delay or failure in performance of any act required hereunder, or for any damages suffered as a result of such delay or failure, when such delay or failure is, directly or indirectly, caused by, or in any manner arises from, acts of God, or of public enemies, war, terrorism, fires, floods, unusually severe weather, explosions, accidents, epidemics, or any other cause or causes (whether or not similar in nature to any of those specified) beyond such party's control. In no event shall either party be liable to the other for any consequential damages for delay in or failure of performance excused by the foregoing.

      8. WARRANTIES. Seller warrants that all Products sold hereunder shall be free from defects in materials and workmanship for a period of six (6) months from the date of Buyer's receipt ("Warranty"). In the event of a breach of this Warranty, Seller shall, at Seller's option, either (i) repair the applicable product at the original F.O.B. point of delivery, (ii) refund an equitable portion of the contract price, or (iii) furnish replacement equipment or parts, as necessary to the original F.O.B. point of delivery. EXCEPT AS SPECIFICALLY SET FORTH IN THE PRECEDING SENTENCES, SELLER MAKES NO WARRANTIES EITHER EXPRESS OR IMPLIED WITH RESPECT TO THE PRODUCTS SOLD HEREUNDER.

      9. DEFECTIVE OR NONCONFORMING GOODS. Buyer shall have the right, prior to shipment or at any time prior to acceptance, to reject any or all Products which are defective or nonconforming. Products rejected by Buyer shall be held for Seller's instructions and at Seller's risk, and if Seller so directs, the rejected Products will be returned to Seller at Seller's expense. Payment for Products prior to their inspection by Buyer shall not constitute an acceptance thereof, nor will acceptance remove Seller's responsibility for latent defects.

      10. EXCLUSION OF DAMAGES. NEITHER PARTY HERETO SHALL IN ANY EVENT BE LIABLE TO THE OTHER OR ANY OTHER PERSON OR ENTITY FOR ANY INCIDENTAL, INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOST PROFITS PURSUANT TO THIS AGREEMENT, EVEN IF THE POSSIBILITY OF SUCH DAMAGES COULD HAVE BEEN FORESEEN.

      11. LEGAL EXPENSES. The prevailing party in any litigation concerning the terms of this Agreement and the performance by the parties of their respective obligations hereunder shall be entitled to recover reasonable attorney's fees and costs.

      12. JURISDICTION AND VENUE. Both parties hereto consent to the jurisdiction of any state or federal court located within the area encompassed by the Southern District of the State of New York for the purpose of resolving any and all controversies and claims between Seller and Buyer arising out of or relating to this Agreement or the underlying transaction. Any controversy or claim arising out of or relating to this Agreement or the underlying transaction shall be resolved in the any state or federal court located within the area encompassed by the Southern District of the State of New York.

      13. AMENDMENTS AND WAIVERS. No amendment, modification or waiver of any of the terms and conditions of this Agreement or of any provision of any order acknowledgment form of Seller shall be effective unless it is in writing signed by both Seller and Buyer. No waiver by any party of any breach of any provision hereof will constitute a waiver of any other breach of such provision. A party's failure to object to provisions contained in any communications from the other will not be deemed an acceptance of such provisions or as a waiver of the provisions hereof.

      14. ASSIGNMENT. Any assignment of this Agreement by a party without the prior written consent of the other, which consent shall not be unreasonably withheld, shall be void.

      15. NOTICE. All notices, unless otherwise provided in this Agreement, shall be in writing addressed to the party at the address set forth in this Agreement and shall be deemed properly given if mailed via registered mail, sent via guaranteed overnight delivery service or hand-delivered.

      16. GOVERNING LAW. This Agreement and all purchase orders accepted under this Agreement shall not become effective until accepted by Seller at its offices in Olean, New York, and shall be governed by and interpreted in accordance with the laws of the State of New York without regard to conflicts of law principles.

                            [SIGNATURE PAGE FOLLOWS]

      IN WITNESS WHEREOF, and intending to be legally bound hereby, the undersigned hereby execute this Agreement as of the date set forth above.

                                        DRESSER-RAND COMPANY

                                        By: /s/ Vincent R. Volpe Jr.
                                           -------------------------------------
                                        Name: Vincent R. Volpe Jr.
                                             -----------------------------------
                                        Title: President & CEO
                                              ----------------------------------

                                        INGERSOLL-RAND COMPANY

                                        By: /s/ Barbara A. Santoro
                                           -------------------------------------
                                        Name: Barbara A. Santoro
                                             -----------------------------------
                                        Title: Secretary
                                              ----------------------------------